SCHEDULE 14A INFORMATION
                    Proxy Statement Pursuant To Section 14(a)
                     of the Securities Exchange Act of 1934


Filed by the Registrant [X]
Filed by a Party other than the Registrant [  ]

Check the appropriate box:

[X] Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission only (as permitted by
    Rule 14a-6(e)(2))
[ ] Definitive Proxy Statement
[ ] Definitive Additional Materials
[ ] Soliciting Material Pursuant to Rule 14a-11(c) or Rule l4a-12

                      INTERACTIVE FLIGHT TECHNOLOGIES, INC.
                      -------------------------------------
                (Name of Registrant as Specified In Its Charter)

Payment of Filing Fee (Check the appropriate box):

[X] No fee required.

[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

    (1) Title of each class of securities to which transaction applies:

    (2) Aggregate number of securities to which transaction applies:

    (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

    (4) Proposed maximum aggregate value of transaction:

    (5) Total fee paid:

[ ] Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act
    Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

    (1) Amount Previously Paid:

    (2) Form, Schedule or Registration Statement No.:

    (3) Filing Party:

    (4) Date Filed:

                                      (2)

                      INTERACTIVE FLIGHT TECHNOLOGIES, INC.
                       4041 N. CENTRAL AVENUE, SUITE 2000
                             PHOENIX, ARIZONA 85012

                                                                October __, 1998

Dear Fellow Stockholder:

     You are cordially invited to attend the Annual Meeting of Stockholders of Interactive Flight Technologies, Inc. (the "Company"), to be held at the Metropolitan Club, located at One East 60th Street, New York, New York, on October 22, at 10:00 a.m., local time. This is a change from the previous proxy materials sent to you on or about August 10, 1998.

     At the Annual Meeting, in addition to the election of directors and the appointment of independent auditors, you will be asked to consider and approve
(i) the amendment of the Company's Amended and Restated Certificate of Incorporation to provide for classification of the Company's Board of Directors and (ii) a one-for-two reverse stock split of the Company's outstanding shares of Class A and Class B Common Stock.

     The enclosed proxy statement contains important information concerning the directors to be elected and the other proposals to be considered at the Annual Meeting. We hope you will take the time to study it carefully. Your vote is very important, regardless of how many shares you own. Even if you presently plan to attend the Annual Meeting, please complete, sign, date and return the enclosed proxy card promptly in the accompanying self-addressed postage prepaid envelope. If you do join us at the Annual Meeting and wish to vote in person, you may revoke your proxy at that time.


                                             Sincerely,


                                             /s/  IRWIN L. GROSS
                                             -------------------
                                             Irwin L. Gross
                                             Chairman of the Board and
                                             Chief Executive Officer


                             YOUR VOTE IS IMPORTANT.
               TO VOTE YOUR SHARES, PLEASE COMPLETE, SIGN AND DATE
             THE ENCLOSED PROXY CARD, AND RETURN IT IN THE ENVELOPE
            PROVIDED, WHETHER OR NOT YOU INTEND TO BE PRESENT AT THE
                                 ANNUAL MEETING.



                                      (3)

                      INTERACTIVE FLIGHT TECHNOLOGIES, INC.
                       4041 N. CENTRAL AVENUE, SUITE 2000
                             PHOENIX, ARIZONA 85012

                REVISED NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                           TO BE HELD OCTOBER 22, 1998

TO THE STOCKHOLDERS OF INTERACTIVE FLIGHT TECHNOLOGIES, INC.:

     NOTICE IS HEREBY GIVEN that the postponed annual meeting of stockholders (the "Annual Meeting") of Interactive Flight Technologies, Inc., a Delaware corporation (the "Company"), will be held at the Metropolitan Club, located at One East 60th Street, New York, New York, on October 22, 1998, at 10:00 a.m., local time, for the following purposes, all as more fully described in the attached Proxy Statement:

     1. To elect five directors who would serve for the coming year or, if Proposal 2 is adopted, as set forth therein.

     2. To approve a proposal to amend the Company's Amended and Restated Certificate of Incorporation to divide the Board of Directors into three classes.

     3. To approve a proposal to amend the Company's Amended and Restated Certificate of Incorporation to effect a reverse stock split of the Company's outstanding shares of Class A and Class B Common Stock, on the basis of one new share for every two outstanding shares.

     4. To approve the appointment by the Board of Directors of KPMG Peat Marwick LLP, certified public accountants, as independent auditors of the Company for the fiscal year ending October 31, 1998.

     5. To transact such other business as may properly come before the meeting and any and all adjournments thereof.

     The Board of Directors has fixed the close of business on September 30, 1998 as the record date for the determination of stockholders entitled to notice of, and to vote at, the Annual Meeting or any adjournment thereof.

     A copy of the Company's Annual Report for the fiscal year ended October 31, 1997 is enclosed.

     YOUR VOTE IS IMPORTANT, REGARDLESS OF THE NUMBER OF SHARES YOU OWN. SHARES CAN BE VOTED AT THE ANNUAL MEETING ONLY IF THE HOLDER IS PRESENT IN PERSON OR IS REPRESENTED BY PROXY. ACCORDINGLY, THE COMPANY EARNESTLY REQUESTS THAT YOU DATE, SIGN AND RETURN THE ACCOMPANYING FORM OF PROXY IN THE ENCLOSED ENVELOPE PROVIDED FOR THAT PURPOSE (TO WHICH NO POSTAGE NEED BE AFFIXED IF MAILED IN THE UNITED STATES) WHETHER OR NOT YOU EXPECT TO ATTEND THE ANNUAL MEETING IN PERSON. THE


                                      (4)

PROXY IS REVOCABLE BY YOU AT ANY TIME PRIOR TO ITS EXERCISE AND WILL NOT AFFECT YOUR RIGHT TO VOTE IN PERSON IN THE EVENT YOU ATTEND THE ANNUAL MEETING. THE PROMPT RETURN OF THE PROXY WILL BE OF ASSISTANCE IN PREPARING FOR THE ANNUAL MEETING AND YOUR COOPERATION IN THIS RESPECT IS GREATLY APPRECIATED.


October __, 1998                             By Order of the Board of Directors

                                             /s/ DAVID N. SHEVRIN
                                             --------------------
                                             David N. Shevrin
                                             Secretary



                                      (5)

                      INTERACTIVE FLIGHT TECHNOLOGIES, INC.
                       4041 N. CENTRAL AVENUE, SUITE 2000
                             PHOENIX, ARIZONA 83012
                      -------------------------------------

                                 PROXY STATEMENT
                     FOR THE ANNUAL MEETING OF STOCKHOLDERS
                         TO BE HELD ON OCTOBER 22, 1998
                      -------------------------------------


     This Proxy Statement and the accompanying proxy are being furnished to Stockholders of Interactive Flight Technologies, Inc., a Delaware corporation (the "Company") in connection with the solicitation of proxies by the Board of Directors of the Company (the "Board") for use in voting at the Annual Meeting of Stockholders to be held at the Metropolitan Club, located at One East 60th Street, New York, New York, on October 22, 1998, at 10:00 a.m., local time, and at any and all adjournments thereof (the "Annual Meeting"). This Proxy Statement and the accompanying proxy, together with a copy of the Annual Report of the Company for the fiscal year ended October 31, 1997, including financial statements, are first being mailed or delivered to stockholders of the Company on or about October __, 1998. There are substantial changes included herein from the Proxy Statement mailed to you on or about August 10, 1998 and therefore this constitutes a resolicitation of proxies for the Annual Meeting.

     At the Annual Meeting, stockholders will be asked to consider and vote upon the following proposals:

          1. To elect five directors who would serve for the coming year.

          2. To approve a proposal to amend the Company's Amended and Restated Certificate of Incorporation to divide the Board of Directors into three classes.

          3. To approve a proposal to amend the Company's Amended and Restated Certificate of Incorporation to effect a reverse stock split of the Company's outstanding shares of Class A and Class B Common Stock, on the basis of one new share for every two outstanding shares.

          4. To approve the appointment by the Board of Directors of KPMG Peat Marwick LLP, certified public accountants, as independent auditors of the Company for the fiscal year ending October 31, 1998.

          5. To transact such other business as may properly come before the meeting and any and all adjournments thereof.

     The enclosed proxy provides that each stockholder may specify that his or her shares be voted "For", "Against" or "Abstain" from voting with respect to each of the proposals. If the enclosed proxy is properly executed, duly returned to the Company in time for the Annual Meeting and not revoked, your shares will

                                      (6)
be voted in accordance with the instructions contained thereon. Where a signed proxy is returned, but no specific instructions are indicated, your shares will be voted FOR each of the proposals. Proxies marked as abstaining will be treated as present for purposes of determining a quorum for the Annual Meeting, but will not be counted as voting in respect of any matter as to which abstinence is indicated.

     Any stockholder who executes and returns a proxy may revoke it in writing at any time before it is voted at the Annual Meeting by: (i) filing with the Secretary of the Company, at the above address, written notice of such revocation bearing a later date than the proxy or a subsequent proxy relating to the same shares; or (ii) attending the Annual Meeting and voting in person (although attendance at the Annual Meeting will not in and of itself constitute revocation of a proxy).

     Representatives of KPMG Peat Marwick LLP, independent accountants of the Company, are expected to be present at the Annual Meeting and available to respond to appropriate questions. Such representatives also will have the opportunity, should they so desire, to make any statements to the stockholders which they deem appropriate.

                       VOTING RIGHTS AND VOTING SECURITIES


VOTING AT THE ANNUAL MEETING

     The Board has fixed the close of business on September 30, 1998 as the record date for the determination of stockholders entitled to notice of, and to vote at, the Annual Meeting (the "Record Date"). Only stockholders of record at the close of business on the Record Date will be entitled to vote at the Annual Meeting or any and all adjournments thereof. On the Record Date, the Company had
(i) 16,082,637 shares of Class A Common Stock, par value $0.01 per share (the "Class A Common Stock"), and (ii) 3,733,334 shares of Class B Common Stock, par value $0.01 per share (the "Class B Common Stock" and, together with the Class A Common Stock, the "Common Stock") issued and outstanding. Each holder of Class A Common Stock will be entitled to one vote per share, and each holder of Class B Common Stock will be entitled to six votes per share, except for the shares subject to the Proxy Agreement, which are currently entitled to one vote per share (see "Litigation" and "Proxy Agreement and Voting Agreement"), either in person or by proxy, on each matter presented to the stockholders of the Company at the Annual Meeting.

     The holders of a majority of the voting power of the outstanding shares of Common Stock entitled to vote at the Annual Meeting constitute a quorum at the Annual Meeting. The affirmative vote of the holders of a plurality of the votes represented in person or by proxy at the Annual Meeting is required for election of directors. The affirmative vote of the holders of a majority of the votes represented in person or by proxy at the Annual Meeting is required to approve Proposals 2 and 4. The affirmative vote of the holders of a majority of the votes entitled to be cast at the Annual Meeting (whether or not represented in person or by proxy at the Annual Meeting) is required to approve Proposal 3.

                                      (7)

     By virtue of their ownership of shares of Class A Common Stock, certain officers, directors and affiliates of the Company effectively controlled approximately 8.3% of the outstanding voting power of the Common Stock on the Record Date, after giving effect to certain voting and proxy agreements executed by Messrs. Steven Fieldman and Lance Fieldman and Messrs. Yuri Itkis, Boris Itkis and Donald Goldman. See "Executive Compensation -- Employment and Severance Agreements" and "Security Ownership of Certain Beneficial Holders and Management." Also see "LITIGATION." The Company believes such officers, directors and affiliates intend to vote "FOR" the election of all of the director nominees listed in Proposal 1 and to vote "FOR" the approval of Proposals 2, 3 and 4.

                                   PROPOSAL 1
                              ELECTION OF DIRECTORS

GENERAL

     On December 17, 1997, the Company's Board of Directors voted to reduce the number of directors from eight to four, and that number was expanded to five on July 22, 1998. Accordingly, the Board currently consists of five members. On August 25, 1998, Ocean Castle Partners, LLC ("Ocean Partners") filed preliminary consent solicitation materials with the Securities and Exchange Commission requesting other stockholders to join with Ocean Partners to remove the Company's existing Board and elect a slate of directors proposed by Ocean partners. On September 2, 1998, Ocean Partners filed preliminary consent solicitation/proxy material with the Securities and Exchange Commission to elect its slate and to support and oppose certain proposals set forth by the Company. On September 15, 1998, the former Board of Directors resigned and elected the current directors (who were the Ocean Partners nominees) as the Board of the Company. In connection with such resignations, the new Board has undertaken the following: (i) to have at least one independent director, (ii) that at least one independent director has to approve certain transactions with the Company and
(iii) the Company will get an outside valuation opinion if it undertakes certain transactions. At the Annual Meeting or any adjournments or postponements thereof, five directors are to be elected to serve until the next annual meeting of stockholders and until their respective successors are elected and qualified. Each proxy received will be voted for the election of the persons named below, unless the stockholder signing such proxy withholds authority to vote for one or more of these nominees in the manner described on the proxy. Should any of the listed persons be unable to accept nomination or election (which the Board does not anticipate), it is the intention of the persons named in the enclosed proxy to vote for the election of such persons as the Board may recommend.

INFORMATION REGARDING THE DIRECTORS AND NOMINEES FOR THE BOARD OF
DIRECTORS OF THE COMPANY

     Each of the nominees for election as director is now a director of the Company. Each was elected to the Board by the former Board on September 15, 1998.

                                      (8)

     The following table sets forth the names, ages and current positions with the Company of the nominees for director. It also indicates the class to which such director will belong if the Proposal to amend the Company's Amended and Restated Certificate of Incorporation to provide for a classified Board of Directors is adopted. See "Proposal 2 -- Authorization of a Classified Board of Directors."



NAME                            CLASS        AGE      POSITION

Irwin L. Gross                  3            54       Chief Executive Officer and Chairman of
                                                      the Board of Directors
Charles T. Condy                3            58       Director
Stephen Schachman               2            54       Director
M. Moshe Porat                  1            51       Director
James W. Fox                    1            48       Director


     IRWIN L. GROSS, is a founder of ICC Technologies, Inc., a publicly held company listed on NASDAQ National Market, which is currently engaged in Internet related technology, was the chairman and a director since the Company's inception in May 1984. Since 1988, ICC has been engaged in the design, manufacturing and marketing of innovative climate control systems. Mr. Gross retired from that company in July, 1998 to pursue an array of investment strategies. In addition, Mr. Gross had served as the chief executive officer of Engelhard/ICC, a joint venture between ICC and Englehard which was the successor to ICC's business and which ICC Technologies, Inc. from its formation in February, 1994 to its restructuring in February, 1998, was a fifty percent (50%) partner with Engelhard Corporation. In February 1998, Engelhard/ICC was restructured. In April, 1998, ICC acquired by merger Rare Medium, Inc. which is an Internet service provider. Mr. Gross was also a founder of Interdigital Company (AMEX) and served as a director and executive vice president until April 1984. Mr. Gross has served as a consultant to, investor in and director of, numerous publicly held and private companies. Mr. Gross also serves on the board of directors of several charitable organizations. Mr. Gross has a Bachelor of Science degree in Accounting from Temple University and a Juris Doctor degree from Villanova University.

     CHARLES T. CONDY, had been a director of ICC Technologies, Inc. since June 1996. Mr. Condy is the founder, chairman and chief executive officer of Next Century Restaurants, Inc., a private company which is the owner of Aqua, and Charles of Nob Hill, both of which are in San Francisco. He is founder and has been chairman and chief executive officer of Proven Alternatives, Inc., a privately held international energy management company, since 1991. Mr. Condy was chairman and chief executive officer of California Energy Company, Inc., a geothermal energy company which he founded in 1971, and which became the largest geothermal energy company in the world. Prior to founding California Energy Company, Mr. Condy was executive vice president-Western region of John Nuveen



                                      (9)
and Company, members of the New York Stock Exchange. In the public policy area, Mr. Condy helped found and has served as board member of the Business Council for a Sustainable Energy Future and the Coalition for Energy Efficiency and Renewable Technologies. Mr. Condy currently advises the U.S. Department of Energy, the U.S. Agency for International Development, and the U.S. Asian Environmental Partnership on energy efficiency technology transfer and related funding to developing economies.

     STEPHEN SCHACHMAN, is presently a private consultant and is the owner of his own consulting firm, Public Affairs Management, located in the suburban Philadelphia area. From 1992 to 1995 has was an executive officer and consultant to Penn Fuel Gas Company, a supplier of natural gas products. Prior thereto, he was an attorney with the Philadelphia law firm of Dilworth, Paxson, Kalish & Kaufman. Mr. Schachman was also executive vice president of Bell Atlantic Mobile System and prior thereto president of the Philadelphia Gas Works, the largest municipally owned gas company in the United States. Mr. Schachman has a Bachelor of Arts degree from the University of Pennsylvania and a Juris Doctor degree from the Georgetown University Law School.

     M. MOSHE PORAT, is currently the Dean of the School of Business and Management at Temple University. He is the Chairholder of the Joseph E. Boettner Professorship in Risk Management and Insurance. From 1988 to 1996 he was Chairman of the Risk Management, Insurance and Actuarial Science Department at Temple University. He received his undergraduate degree in economics and statistics (with distinction) from Tel Aviv University. His M.B.A. (Magna Cum Laude) is from the Recanati Graduate School of Management at Tel Aviv University. He completed his doctoral work at Temple University. Prior to his academic work, Dr. Porat served as deputy general manager of a large international insurance brokerage firm and insurance company as an economic and financial consultant. Dr. Porat has authored several monographs on captive insurance companies and their use in risk management, has published numerous articles on captive insurance companies, self insurance and other financial and risk topics, has served as an expert witness and has won several awards. Dr. Porat holds the CPCU professional designation and is a member of ARIA (American Risk and Insurance Association), IIS (International Insurance Society), RIMS (Risk and Insurance Management Society) and Society of CPCU.

     JAMES W. FOX, is presently the Managing Partner of First Lawrence Capital Corp., located in New York City, and is responsible for the firm's management and the growth of its mergers and acquisitions advisory and principal investment activities. From 1989 to 1996, Mr. Fox was a director with national practice development and management responsibility with Coopers & Lybrand in New York, with primary responsibility for mergers and acquisitions activities. He has held senior mergers and acquisitions positions with General Foods Corp., Arthur Young and W.R. Grace Co. Mr. Fox has a Bachelor of Arts degree in Mathematics and History from Amherst College and an M.B.A. in Finance from the University of Pennsylvania's Wharton School.

     None of these persons has any family relationship to any other.


                                      (10)

MEETINGS OF THE BOARD OF DIRECTORS

     The business affairs of the Company are managed under the direction of the Board of Directors. Members of the Board are kept informed through various reports and documents sent to them, through operating and financial reports routinely presented at Board and committee meetings by Irwin L. Gross, as the Chairman of the Board, and other officers, and through other means. In addition, directors of the Company discharge their duties throughout the year not only by attending Board meetings but also through personal meetings and other communications, including considerable telephone contact, with the Chief Executive Officer and others regarding matters of interest and concern to the Company.

     During the fiscal year ended October 31, 1997, the Company's Board of Directors held five meetings. Each person who was then a director attended all of the Board meetings, except as follows: (i) Mr. Haig was unable to attend one meeting; (ii) Mr. Yuri Itkis was unable to attend two meetings and (iii) Mr. Barents was unable to attend two meetings.

BOARD COMMITTEES

     The Board does not have a nominating committee and, in connection with the reduction in the number of directors, the Executive Committee and the Compensation Committee have been suspended and their functions have been assumed by the entire Board.

     The Board does have an Audit Committee whose purpose is to recommend the auditing firm to be selected each year as independent auditors of the Company's financial statements and to perform services related to the completion of such audit. The Audit Committee also has responsibility for (i) reviewing the scope and results of the audit, (ii) reviewing the Company's financial condition and results of operations with management, (iii) considering the adequacy of the internal accounting and control procedures of the Company, and (iv) reviewing any non-audit services and special engagements to be performed by the independent auditors and considering the effect of such performance on the auditors' independence. The Audit Committee during fiscal 1997 consisted of Messrs. Adam Aron and Brian Barents. Messrs. Aron and Barents resigned from the Board of Directors on November 11, 1997 and October 28, 1997, respectively. The Audit Committee currently consists of Messrs. Schachman and Condy. There was no Audit Committee in session during any of the meetings of the Board of Directors during fiscal 1997.

     The new Board established a Compensation Committee comprised of Messrs. Porat and Condy. The Compensation Committee is responsible for approving the compensation arrangements of senior management.

REQUIRED VOTE; RECOMMENDATION OF THE BOARD OF DIRECTORS

     The election of directors requires a plurality vote of those votes represented in person or by proxy at the Annual Meeting. Accordingly, the five nominees receiving the highest number of votes from holders of shares of the Common Stock represented and voting at the Annual Meeting will be elected to serve on the Board. Abstentions and broker non-votes will have no effect on the election of the directors listed above.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" ELECTION OF EACH OF THE NOMINEES LISTED ABOVE.

                                      (11)

                                   PROPOSAL 2
                AUTHORIZATION OF A CLASSIFIED BOARD OF DIRECTORS

     The Board of Directors of the Company has unanimously approved and recommended to the stockholders an amendment to the Company's Amended and Restated Certificate of Incorporation (the "Certificate") to provide that the Board of Directors be divided into three classes: Class 1, Class 2 and Class 3, with the directors in each class to hold office for staggered terms of three years each. Under Delaware law, the amendment would become effective upon stockholder approval and filing of the amendment to the Certificate. If Proposal 2 is adopted, a new Article Nine will be added to the Certificate, and existing Article Nine will be redesignated Article Ten. New Article Nine will read as follows:


                                  "ARTICLE NINE

                          CLASSIFIED BOARD OF DIRECTORS

                       4.1 The Board of Directors shall consist of five (5) members. Such set number of directors may be changed from time to time by resolution of the Board of Directors, except as otherwise provided by law or the Certificate of Incorporation. Any director may resign at any time upon written notice to the Corporation. Directors need not be stockholders.

                       4.2 The Board of Directors shall be divided into three classes, as nearly equal in numbers as the then total number of directors constituting the entire Board permits with the term of office of one class expiring each year. At the 1998 Annual Meeting of Stockholders, directors of the first class shall be elected to hold office for a term expiring at the next succeeding annual meeting, directors of the second class shall be elected to hold office for a term expiring at the second succeeding annual meeting and directors of the third class shall be elected to hold office for a term expiring at the third succeeding annual meeting. Subject to the foregoing, at each Annual Meeting of Stockholders the successors to the class of directors whose term shall then expire shall be elected to hold office for a term expiring at the third succeeding annual meeting."

     If Proposal 2 is adopted, all directors will be elected to their classified terms as described in this Proxy Statement. Initially, the term of the Class 1


                                      (12)
directors would expire at the next annual meeting in 1999, and the terms of Class 2 and Class 3 directors would expire at the 2000 and 2001 annual meetings, respectively. Successors to the directors in each class would be elected for three-year terms. The Proposed Amendment would thus have the effect of causing only one class of directors per year to be elected, with the directors in the other two classes remaining in office until the elections held in later years.

     Under Delaware law, a director of a corporation with a classified board of directors may be removed by the stockholders only for cause unless the certificate of incorporation provides otherwise. The Certificate does not provide otherwise, and the contrary provision in the Bylaws will be ineffective as a matter of law and will be suspended if Proposal 2 is passed. Therefore, if Proposal 2 is approved, the holders of a majority of the outstanding voting shares would be able to remove a director during their elected terms only for "cause." In this context, "cause" is not defined by statute. If a vacancy occurs during the term of any director, under Delaware law the majority of the Board may fill the vacancy, and the director so appointed will hold office until the next election of the class to which he or she was appointed. If Proposal 2 is passed, the Board will amend the Bylaws to conform to these changes.

     Proposal 2 was approved by the Board based on its observation of a trend towards third parties accumulating substantial stock positions in public companies as a prelude to proposing a takeover, a restructuring or sale of all or part of the company, or other similar extraordinary corporate action. Such actions are often undertaken by the third party without advance notice to, or consultation with, management of the company involved. In many cases, the purchaser also seeks representation on the company's board of directors in order to increase the likelihood that the extraordinary corporate action proposed will be implemented by the company. If the company resists the efforts of the purchaser to obtain representation on the board, the purchaser may commence a proxy contest to have its nominees elected in place of some or all of the existing directors. The Board of Directors believes that an imminent threat of removal in such situations would severely curtail its ability to negotiate effectively. Under such pressure, the directors could be deprived of the time and information necessary to evaluate the takeover proposal, to study alternative proposals and to help ensure that the best price is obtained in any transaction which may ultimately occur. Moreover, the Board believes that the longer time required to displace a classified board may help to ensure the future continuity and stability of the Company's management and policies, since a majority of the directors at any given time will ordinarily have had prior experience as directors of the Company.


     In considering this Proposal, stockholders should be aware that Proposal 2, if approved, might have the effect of preventing even a majority stockholder from electing any directors or taking any other action until the next annual meeting. Thus, Proposal 2 will, if approved, make any change in the composition of the Board of Directors more difficult. For example, holders of a majority of the Company's voting stock might not be able to elect a majority of the Company's directors until two or more annual meetings have been held. As a result, some persons who might otherwise seek to take over the Company may decide not even to attempt such step because of the potential that the Company might have a Board of Directors not under their control for some period of time.


                                      (13)

In addition, changes in management not related to a takeover will become more difficult.

     Takeovers or changes in management of the Company which are proposed and effected without prior negotiations with the Company's management are not necessarily detrimental to the Company and its stockholders. Indeed, their decreased likelihood might discourage certain potential stockholders from acquiring the Company's stock, thus potentially reducing trading activity to the possible disadvantage of some or, under certain conditions, all of the Company's stockholders. However, the Board believes that the benefits of seeking to protect its ability to negotiate with the proponent of an unfriendly or unsolicited proposal to take over or restructure the Company outweigh the disadvantages of discouraging such proposals. Proposal 2 is not being submitted as the result of, and the Board is unaware of, any specific effort by any persons to obtain control of the Company or to accumulate large amounts of its stock.

     The affirmative vote of the holders of a majority of the outstanding shares of the Company's voting stock entitled to vote at the Annual Meeting is required to adopt Proposal 2.

     THE COMPANY'S BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" APPROVAL OF PROPOSAL 2.


                                   PROPOSAL 3
                         APPROVAL OF REVERSE STOCK SPLIT

REVERSE STOCK SPLIT

     The Board of Directors of the Company has unanimously approved and recommended to the stockholders an amendment to the first paragraph of the Article Four of the Certificate to provide for a reverse split of the outstanding Common Stock, $.01 par value, on the basis of one (1) new share of either Class A Common Stock or Class B Common Stock, as appropriate, for each two (2) shares of presently outstanding Class A Common Stock and Class B Common Stock (the "Reverse Stock Split"). There will be no reduction of the authorized number of shares of Common Stock (40,000,000 shares) or Preferred Stock, $.01 par value (5,000,000 shares). Under Delaware law, the Reverse Stock Split would become effective upon the filing of a Certificate of Amendment with the Delaware Secretary of State (the "Effective Date").

     It the Reverse Stock Split is approved, the first paragraph of the Fourth Article will be amended to read as follows:

          "4.1 Authorized Shares. The total number of shares of all classes of stock which the corporation shall have authority to issue is forty-nine million (49,000,000), consisting of three classes of capital stock:

          (a) 40,000,000 shares of Class A Common Stock, par value $.01 per share (the "Class A Shares");

                                      (14)

          (b) 4,000,000 shares of Class B Common Stock, par value $.01 per share (the "Class B Shares"); and

          (c) 5,000,000 shares of Preferred Stock, par value $.01 per share (the "Preferred Shares").

          Upon effectiveness of this amendment to the Amended and Restated Certificate of Incorporation, each two (2) Class A Shares issued and outstanding immediately prior thereto shall be automatically combined into one (1) Class A Share and each two (2) Class B Shares issued and outstanding immediately prior thereto shall be automatically combined into one (1) Class B Share. No fractional shares shall be issued to stockholders in connection with such reverse stock split, but in lieu thereof the Corporation shall pay in cash the fair value of fractions of a share, if any, as of the effective date of this amendment to the Amended and Restated Certificate of Incorporation."

GENERAL DESCRIPTION

     The Company is presently authorized to issue 44,000,000 shares of Common Stock, $.01 par value, comprised of 40,000,000 shares of Class A Common Stock, $.01 par value, 4,000,000 shares of Class B Common Stock, $.01 par value, and 5,000,000 shares of preferred stock, $.01 par value. The Reverse Stock Split would not change the number of authorized shares, or the par value, of the Common Stock and preferred stock.

     At the close of business on July 31, 1998, there were 16,082,637 shares of Class A Common Stock, and 3,733,334 shares of Class B Common Stock outstanding and no shares of preferred stock outstanding. Subject to stockholder approval of the Reverse Stock Split, the Board of Directors has authorized the transfer from the Capital account to the Additional Paid-in Capital account of the excess funds which will be created by the Reverse Stock Split without a proportionate increase in par value.

PRINCIPAL EFFECTS

     The principal effects of the Reverse Stock Split will be as follows:

     1. Based upon the 19,815,971 shares of Common Stock outstanding on July 31, 1998, the proposed one-for-two reverse stock split would decrease the number of outstanding shares of Common Stock by fifty percent (50%), and thereafter approximately 9,907,985 shares of Common Stock would be outstanding. The Reverse Stock Split will not affect any stockholder's proportionate equity interest in the Company, subject to the provisions for the elimination of fractional shares as described below.

     2. As of July 31, 1998, there were outstanding options to purchase 2,000,968 shares of Class A Common Stock pursuant to the Company's 1994 and 1997 Stock Option Plans (the "Plans"). Options to purchase 1,765,782 shares of Class A Common Stock remained available for grant pursuant to the Plans. If the Reverse Stock Split is approved and effected, the number of shares subject to such options would be decreased to approximately


                                      (15)

1,000,484 and the shares of Class A Common Stock remaining available for grant under the Plans would be decreased to approximately 882,891 shares of Class A Common Stock.

     3. As of July 31, 1998, there were outstanding warrants to purchase 530,000 shares of Class A Common Stock. If the Reverse Stock Split is approved and effected, the number of shares subject to such warrants would be decreased to approximately 265,000.

     The following table illustrates the principal effects of the Reverse Stock Split described above:

                                                                                                 After
                                                         Before                              Reverse Split
      Number of Shares of Common Stock                Reverse Split                      ("Post-Split Shares")
      --------------------------------                -------------                      ---------------------
Authorized                                              40,000,000                              40,000,000

Outstanding                                             19,815,971                               9,907,985

Reserved for future issuance upon exercise of            2,000,968                               1,000,484
   options to be granted pursuant to the Plans

Reserved for future issuance upon exercise of              530,000                                 265,000
   outstanding warrants

Available for future issuance by action of Board         1,765,782                                 882,891
   of Directors (after giving effect to above
   reservations)


REASONS FOR APPROVAL AND RECOMMENDATION BY THE BOARD OF
DIRECTORS

     The Board of Directors of the Company has unanimously approved the Reverse Stock Split and has directed that it be submitted to a vote of stockholders at the Annual Meeting. THE BOARD OF DIRECTORS BELIEVES THAT THE REVERSE STOCK SPLIT IS IN THE BEST INTERESTS OF, AND FAIR TO, THE COMPANY AND ALL OF ITS STOCKHOLDERS, AND UNANIMOUSLY RECOMMENDS A VOTE FOR THE REVERSE STOCK SPLIT.

     In deciding to approve the Reverse Stock Split, the Board of Directors considered a variety of factors, including:

                   COMPLIANCE WITH FUTURE NASDAQ REQUIREMENTS.

     Under the NASDAQ Market Continued Listing Requirements (the
"Requirements"), which became effective as of February 23, 1998, the low market price of the Class A Common Stock could impair its continued NASDAQ listing. The



                                      (16)

Requirements include, among other things, a minimum bid price of $1.00. Since that time, the closing bid price for the Company's Class A Common Stock has often been below the minimum bid price, and NASDAQ had notified the Company that its status was under review and on September 17, 1998, NASDAQ scheduled a Qualifications Hearing Panel in order to delist the Company's Class A Common Stock. On such date, Irwin L. Gross attended such hearing on behalf of the Company. The shares of Class A Common Stock were not delisted at that time, however, there can be no assurance as to when, if ever, the NASDAQ may delist such shares for failure to meet the minimum bid requirement. Although there can be no assurance that the price of the Class A Common Stock after the Reverse Stock Split will actually increase in an amount proportionate to the decrease in the number of outstanding shares, the Board of Directors anticipates that the Reverse Stock Split will enable the Company to satisfy the minimum bid requirement.

             ACCEPTANCE BY FINANCIAL COMMUNITY AND INVESTING PUBLIC.

     The Company believes that the low market price of the Class A Common Stock impairs its acceptance by important segments of the financial community and the investing public. Theoretically, the number of shares outstanding should not by itself affect the marketability of the stock, the type of investor who acquires it, or the reputation of the Company in the financial community, but in practice this is not necessarily the case, as many investors look upon low-priced stocks as unduly speculative in nature and, as a matter of policy, avoid investment in such stocks.

     The Company believes that the current low market price of the Class A Common Stock has reduced the effective marketability of the shares because of the reluctance of many leading brokerage firms to recommend low-priced stocks to their clients. Further, a variety of brokerage house policies and practices tend to discourage individual brokers within those firms from dealing in low-priced stocks. Some of those policies and practices pertain to the payment of brokers' commissions and to time-consuming procedures that function to make the handling of low-priced stocks unattractive to brokers from an economic standpoint. In addition, the structure of trading commissions also tends to have an adverse impact upon holders of low-priced stocks because the brokerage commission on a sale of low-priced stocks generally represents a higher percentage of the sales price than the commission on a relatively higher-priced issue. Finally, the internal guidelines of many institutional investors prohibit the purchase of stock trading below certain minimum prices.

     Although there can be no assurance that the price of the Company's Common Stock after the Reverse Stock Split will actually increase in an amount proportionate to the decrease in the number of outstanding shares, the Reverse Stock Split is intended to result in a price level that will increase investor interest and eliminate the resistance of certain brokerage firms and institutional investors to investment, or recommending investment, in the Class A Common Stock.

                                      (17)

       EXCHANGE OF STOCK CERTIFICATES AND ELIMINATION OF FRACTIONAL SHARE
                                    INTERESTS

     As soon as practicable after the Effective Date, the Company will provide stockholders with any required instructions for the exchange of their present Common Stock certificates for new certificates representing the appropriate number of shares of Common Stock after the Reverse Stock Split. However, if permitted, the Company may elect to effect such exchange in the ordinary course of trading as certificates are returned for transfer. In either event, each current certificate representing shares of Common Stock until so exchanged will be deemed for all corporate purposes after the Effective Date to evidence ownership of Common Stock in the proportionately reduced number. The Company may appoint an exchange agent (the "Exchange Agent") to act for stockholders in effecting the exchange of their certificates.

     Stockholders will not be entitled to receive fractional shares in connection with the Reverse Stock Split. In lieu thereof, the Company or the Exchange Agent will pay to each stockholder who is otherwise entitled to a fractional share upon surrender of the relevant stock certificate(s) the value of the fractional interest to which such stockholder is entitled, based upon the fair market value of the Common Stock on the Effective Date.

FEDERAL INCOME TAX CONSEQUENCES

     1. Except with respect to any cash received for fractional shares, the Reverse Stock Split will be a tax-free recapitalization for the Company and its stockholders.

     2. The new shares of Common Stock in the hands of a stockholder will have an aggregate basis for computing gain or loss equal to the aggregate basis of shares of Common Stock held by that stockholder immediately prior to the Reverse Stock Split, reduced by the basis allocable to any fractional shares which such stockholder is treated as having sold for cash (see paragraph 4 below).

     3. A stockholder's holding period for the new shares of Common Stock will be the same as the holding period of the shares of Common Stock exchanged therefor.

     4. Stockholders who receive cash for all of their holdings (as a result of owning fewer than two (2) shares) will recognize a gain or loss for federal income tax purposes as a result of the disposition of their shares of Common Stock. Although the tax consequences to other stockholders who receive cash for fractional shares are not entirely certain, such stockholders will probably be treated for federal income tax purposes as having sold their fractional shares and will recognize gain or loss in an amount equal to the difference between the cash received and the portion of their basis for the Common Stock allocated to the fractional shares. Stockholders who do not receive any cash for their holdings will not recognize any gain or loss for federal income tax purposes as a result of the Reverse Stock Split.

                                      (18)

VOTE REQUIRED

     Under Delaware law, the affirmative vote of the holders of a majority of the outstanding shares of the Common Stock is required to approve the Reverse Stock Split and amendment of the Company's Amended and Restated Certificate of Incorporation. As a result, abstentions and broker non-votes are effectively equivalent to votes against the Reverse Stock Split.

     THE COMPANY'S BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" APPROVAL OF PROPOSAL 3.

                                   PROPOSAL 4
                APPROVAL OF APPOINTMENT OF INDEPENDENT AUDITORS

BACKGROUND; PROPOSAL

     The Board of Directors has selected KPMG Peat Marwick LLP ("KPMG") to act as its independent accountants for the fiscal year ending October 31, 1998 and the financial statements relating thereto. KPMG previously acted as the Company's independent accountants for its 1996 and 1997 fiscal years.

     The stockholders are being asked to approve the appointment of KPMG by the Board of Directors for the fiscal year ending October 31, 1998. In the event the appointment is not approved, the Board of Directors will reconsider its selection.

     Representatives of KPMG are expected to be present at the Annual Meeting and available to respond to appropriate questions by stockholders. Such representatives also will be afforded an opportunity, should they so desire, to make any statements to the stockholders that they deem appropriate.

REQUIRED VOTE; RECOMMENDATION OF THE BOARD OF DIRECTORS

     Under Delaware law and the Bylaws of the Company, approval of the appointment of KPMG, certified public accountants, as independent auditors of the Company for the fiscal year ending October 31, 1998 requires the affirmative vote of the holders of a majority of the votes represented in person or by proxy and cast at the Annual Meeting. For this purpose, abstentions will have the effect of votes against the proposal. However, broker non-votes, like shares not represented at the meeting, will neither be counted in favor of or against the proposal, nor increase or decrease the number of votes required for approval, and thus will have no effect on the outcome of the proposal.

     THE COMPANY'S BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" APPROVAL OF PROPOSAL 4.

PROXY AGREEMENT AND VOTING AGREEMENT

     Pursuant to an agreement dated August 13, 1998 (the "Proxy Agreement"), Ocean Partners entered into an arrangement with Yuri Itkis, Donald H. Goldman and Boris Itkis, whereby Ocean Partners has been granted an irrevocable proxy


                                      (19)

("Ocean Proxies") to vote all of the shares of Common Stock beneficially owned by Messrs. Yuri Itkis, Goldman and Boris Itkis. Yuri Itkis is the is the father of, and Boris Itkis is the brother of, former CEO and director Michail Itkis. The Proxy Agreement also provides for consulting agreements between Ocean Partners and Messrs. Yuri Itkis and Donald Goldman, whereby, among other things, Ocean Partners, upon the election of the Ocean Nominees which will constitute a majority of the Board of Directors of the Company, will pay Yuri Itkis and Donald Goldman each, $200,000 a year for 5 years, for services in connection with current or future business strategies of the Company.

     By virtue of its status as the holder of the Ocean Proxies, Ocean Partners may be deemed to beneficially own all of the 2,231,111 (8.3% of the outstanding voting power) shares of Class B Common Stock owned by Messrs. Yuri Itkis, Donald Goldman and Boris Itkis as set forth below under "Security Ownership Of Certain Beneficial Owners And Management." Also see "Litigation." Irwin L. Gross also beneficially owns 52,000 shares of Class A Common Stock.

     On August 11, 1998, Mr. Gross entered into an agreement (the "Voting Agreement") with Steven Fieldman and Lance Fieldman, whereby Messrs. Fieldman and Fieldman agreed to continue to vote the shares of Class B Common Stock and Class A Common Stock beneficially owned by them in proportion to the vote of other stockholders on matters submitted to stockholders. Steven Fieldman beneficially owns 453,333 shares of Class B Common Stock and 355,000 shares of Class A Common Stock (together representing approximately 11.2% of the outstanding voting power) and Lance Fieldman beneficially owns 160,000 shares of Class B Common Stock and 10,000 shares of Class A Common Stock (together representing approximately 3.5% of the outstanding voting power). See "SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT." Messrs. Fieldman and Fieldman have previously agreed, pursuant to their severance agreements with the Company, to vote all shares on all matters in proportion to the vote of the Company's other stockholders. The Voting Agreement provides that if the Ocean Nominees constitute a majority of the Board of Directors of the Company, Irwin Gross will use his best efforts to cause the Company to enter into a consulting agreement with Steven Fieldman pursuant to which he would be engaged to advise the Company, at $55,000 a year for 1 year, concerning current or future business strategies of the Company.

LITIGATION

     On August 25, 1998, Mr. Gross caused a complaint (the "Complaint") to be filed on his behalf in the Court of Chancery of the State of Delaware in and for New Castle County against the Company seeking an order pursuant to Section 211(c) of the Delaware General Corporation Law to schedule an annual meeting for the election of directors of the Company since the Company had not had an annual meeting in more than thirteen months since its last annual meeting. It is presently intended that such Complaint will be dismissed by Mr. Gross.

                                      (20)

     On August 31, 1998, the Company filed a complaint against Ocean Partners (the "Company Complaint") in the Delaware Chancery Court alleging, among other things, that the Proxy Agreement is invalid, is in violation of certain stockholders agreements and resulted in an automatic conversion of the Class B Common Stock subject to the Proxy Agreement. It is presently intended that such Company Complaint will be dismissed by the Company.

     On September 9, 1998, Ocean Partners was named as a defendant in a derivative action filed in the Superior Court of the State of Arizona, Maricopa County, entitled Barington Capital Group, L.P. et al. v. Michail Itkis, et al. (No. CV98-16346). The lawsuit named ten current and former officers and directors of the Company and alleged various breaches of fiduciary duty. The complaint was substantially the same as the complaint filed by the same plaintiff against virtually the same defendants in the Supreme Court of the State of New York on March 6, 1998, except that this new complaint named Ocean Partners and claimed that the Proxy Agreement is invalid, is in violation of certain stockholders agreements and resulted in an automatic conversion of the Class B Common Stock subject to the Proxy Agreement (essentially the same claims that were in the Company Complaint) and sought an injunction against the defendants to, among other things, delay the Annual Meeting of Stockholders. On September 16, 1998, the Court in Arizona issued a Temporary Restraining Order and Order to Show Cause delaying the Annual Meeting pursuant to an ex parte order. A hearing was scheduled for September 23, 1998, and a preliminary hearing was conducted on September 25, 1998. Pursuant to that hearing, the Court ruled that the Class B Common Stock subject to the Proxy Agreement automatically converted into Class A Common Stock. As a result, Ocean Partners beneficial ownership was reduced from 33.8% to 8.3% of the voting power of the Company.
The Court also allowed the Annual Meeting to go forward and did not invalidate the Proxy Agreement. Ocean Partners has not yet seen a written order from the Court, and in any case, plans to appeal such order. It is presently unclear as to how the Court's order affects any of the other shares of Class B
Common Stock. The Court's order may have reduced the six-to-one voting of all of the shares of Class B Common Stock.

                               EXECUTIVE OFFICERS

     The following table sets forth the names, ages and current positions with the Company of the Company's current executive officers:

NAME                             AGE            POSITION

Irwin L. Gross                   54             Chief Executive Officer
Morris C. Aaron                  35             Chief Financial Officer
David N. Shevrin                 35             Secretary



     Officers serve at the discretion of the Board of Directors, subject to rights, if any, under contracts of employment.


                                      (21)

                             EXECUTIVE COMPENSATION

     The following summary compensation table sets forth the aggregate compensation paid or accrued by the Company for the fiscal years ended October 31, 1997, October 31, 1996 and October 31, 1995 to (i) the Chief Executive Officer (the "CEO"), and (ii) those executive officers other than the CEO as well as one other employee whose total annual compensation for the 1997 fiscal year exceeded $100,000 (the "Named Executives"). The compensation presented below does not include any perquisites and other personal benefits, securities or property paid to the individuals in which the aggregate amount was less than $50,000 or 10% of the total annual salary and bonus reported for the Named Executive.



                                      (22)

                                    SUMMARY COMPENSATION TABLE


       NAME AND PRINCIPAL                 FISCAL                ANNUAL                     ANNUAL                     LONG TERM
            POSITION                       YEAR              COMPENSATION               COMPENSATION                COMPENSATION
                                                                                          BONUS($)                  AWARDS STOCK
                                                                                                                      OPTIONS(#)

Michail Itkis, Chief Executive             1997                 263,995                     279,075                          --
Officer (1)                                1996                 188,933                          --                     375,000
                                           1995                 125,000                          --                      15,000

Thomas M. Meltzer, President               1997                 314,000                     181,399                     250,000
and Chief Operating Officer (2)            1996                      --                          --                          --
                                           1995                      --                          --                          --

John W. Alderfer, Vice                     1997                 214,000                     111,630                          --
President - Chief Financial                1996                  13,846                          --                     175,000
Officer (3)                                1995                      --                          --                          --

Robert C. Hooper, Jr., Vice                1997                 112,499                      37,969                      30,000
President - Sales and                      1996                      --                          --                          --
Marketing (4)                              1995                      --                          --                          --

Frank Gomer, Director of                   1997                  96,058                      20,000                      27,000
Engineering (5)                            1996                      --                          --                          --
                                           1995                      --                          --                          --


(1) Excludes relocation expenses of $62,718 and $114,997 paid to Mr. Itkis during the 1997 and 1996 fiscal years, respectively. The amount for the annual bonus during the 1997 fiscal year includes 91,575 shares of the Company's Class A Common Stock valued at a fair market value of $1.00 on the date of transfer.

(2) Mr. Meltzer started employment with the Company on November 23, 1996. Excludes relocation expenses of $43,555 paid to Mr. Metzler during the 1997 fiscal year. The amount for the annual bonus during the 1997 fiscal year includes 59,524 shares of the Company's Class A Common Stock valued at a fair market value of $1.00 on the date of transfer.

(3) Excludes relocation expenses of $28,410 and $7,569 paid to Mr. Alderfer during the 1997 and 1996 fiscal years, respectively. The amount for the annual bonus during the 1997 fiscal year includes 36,630 shares of the Company's Class A Common Stock valued at a fair market value of $1.00 on the date of transfer.

(4) Mr. Hooper started employment with the Company on January 27, 1997, and his employment was terminated in May 1998. Excludes relocation expenses of $38,094 paid to Mr. Hooper during the 1997 fiscal year.

(5) Dr. Gomer started employment with the Company on February 10, 1997. The amount for the annual bonus during the 1997 fiscal year represents a signing bonus.




                                      (23)

                                   OPTION GRANTS IN FISCAL YEAR

               The following table sets forth the grant of stock options made during the 1997 fiscal year to the CEO and the Named Executives:

        NAME                 OPTIONS                % TOTAL OPTIONS                  EXERCISE               EXPIRATION
                             GRANTED                   GRANTED TO                   PRICE(2)($)                DATE
                                                   EMPLOYEES IN 1997
                                                     FISCAL YEAR(1)
Michail Itkis                     --                      --                            --

Thomas M. Meltzer            250,000                    29.53%                         8.000

John W. Alderfer                  --                      --                            --

Robert C. Hooper, Jr.         15,000                                                   7.938

                              15,000                                                   4.500                 4/22/2007
                            --------
                              30,000                    3.54%
                            ========

Frank Gomer                   12,000                                                   7.313                 3/04/2007
                              15,000                                                   4.500                 4/22/2007
                            --------
                              27,000                    3.19%
                            ========


(1) Based on a total of 846,700 options granted to employees during the 1997 fiscal year.

(2) Represents 100% of the fair market value of the Class A Common Stock on the date of grant. However, all stock options under the 1994 Plan with exercise prices in excess of $8.00 were repriced to $8.00 on January 6, 1997 provided the holder was a current employee, officer, director or consultant of the Company. On February 10, 1998, the Company's Board of Directors adopted a plan to reduce the exercise price on the stock options under the Company's 1994 and 1997 Plans on specified dates to $0.875 provided the holder is a current employee on the applicable future dates.

     On January 6, 1997, the stock options under the Company's 1994 Plan held by persons who were then an employee, officer, director, or consultant of the Company and which had exercise prices in excess of $8.00 were repriced to $8.00, the current market price at the time. On February 10, 1998, the Company's Board of Directors adopted a plan to reduce the exercise price on the stock options under the Company's 1994 and 1997 Plans. The exercise price on one-half of each outstanding option will be reduced to $0.875 per share (the closing price for the Company's stock on February 10, 1998), provided that the option holder is still employed by the Company on the earlier of October 10, 1998 or the completion of certain additional work for Swissair. A similar reduction in the exercise price for the remaining half of the options will occur 180 days following the reduction of the first half, provided the option holder is still employed by the Company at that time. The plan amendment was approved by the Board of Directors in recognition of the difficulty the Company was having in


                                      (24)
retaining key employees and that the existing options were not providing the expected incentive for the holders and were in fact lowering employee morale. The Board of Directors felt that the recent decline in the market price of the Common Stock had significantly diminished the incentive value of the Company's outstanding stock options and that the repricing was necessary to retain appropriate levels of incentive, retain key personnel and maintain competitive compensation levels. In making its decision, the Board decided to condition any repricing on the employee continuing to remain with the Company during the next year.

     As a result of this plan, 75,000 options and 300,000 options held by Mr. Itkis with exercise prices of $11.00 and $9.875, respectively, 250,000 options held by Mr. Metzler with an exercise price of $10.50 and 175,000 options held by Mr. Alderfer with an exercise price of $11.375 were repriced to $8.00 and will be repriced to $0.875, provided the individual remains employed by the Company on the applicable dates. Additionally, 12,000 options and 15,000 options held by Dr. Gomer with exercise prices of $7.313 and $4.50, respectively, will be repriced to $0.875 provided Dr. Gomer remains employed by the Company on the applicable dates.

                 AGGREGATED OPTION EXERCISES IN 1997 FISCAL YEAR
                             AND FY-END OPTION VALUE

     The following table provides certain information regarding the number of exercisable and unexercisable options held by the CEO and the Named Executives as of October 31, 1997 (none of these persons exercised any options during the 1997 fiscal year):

        NAME                                     NUMBER OF UNEXERCISED OPTIONS
                                                      AT OCTOBER 31, 1997
                                               (#) EXERCISABLE/UNEXERCISABLE (1)

Michail Itkis                                           290,000/100,000
Thomas M. Meltzer                                       83,333/166,667
John W. Alderfer                                        58,333/116/667
Robert C. Hooper, Jr.                                    7,500/22,500
Frank Gomer                                              7,500/19,500

(1) Subject to reduction as described above under "Option Grants in Fiscal Year," none of these options had an exercise price less than the closing bid price per share of the Class A Common Stock on the Nasdaq National Market of $1.156 at October 31, 1997.

EMPLOYMENT AND SEVERANCE AGREEMENTS

     The company had an employment agreement through August 27, 1999 with Michail Itkis, the Company's Chief Executive Officer, under which Mr. Itkis received a per annum base salary of $262,500. Pursuant to the agreement, if Mr. Itkis is terminated by the Company or if Mr. Itkis terminates his employment for any reason at least six months following a change of control, he is entitled to two times the annual base salary and the target bonus. The agreement also provided that Mr. Itkis will not compete with the Company during the term of the agreement and for a period of three years thereafter. Mr. Itkis resigned as an officer and director of the Company on September 15, 1998, and the terms of his


                                      (25)
employment agreement with respect to a change in control were effected, whereby Mr. Itkis will receive two times his annual base salary and his target bonus.

     The Company had an employment agreement through November 25, 1998 (with an option to extend the agreement for one additional year) with Thomas M. Meltzer, the Company's President and Chief Operating Officer, under which Mr. Meltzer received a per annum base salary of $341,250, plus a bonus if the Company meets certain goals established by the Board of Directors. Pursuant to the agreement, if Mr. Meltzer is terminated by the Company or if Mr. Meltzer terminates his employment for any reason at least six months following a change of control, he is entitled to two times the annual base salary and target bonus. In connection with the agreement, Mr. Meltzer received options to purchase 250,000 shares of Class A Common stock which vest over two years from the grant date. Mr. Meltzer resigned as an officer and director of the Company on September 15, 1998, and the terms of his employment agreement with respect to a change in control were effected, whereby Mr. Meltzer will receive two times his annual base salary and a target bonus.

     The Company had an employment agreement through October 1, 1999 with John
W. Alderfer, the Company's Chief Financial Officer, under which Mr. Alderfer currently receives a per annum base salary of $210,000, plus a bonus if the Company meets certain goals established by the Board of Directors. Pursuant to the agreement, if Mr. Alderfer is terminated by the Company or if Mr. Alderfer terminates his employment for any reason at least six months following a change of control, he is entitled to two times the annual base salary and target bonus. In connection with the agreement, Mr. Alderfer received options to purchase 175,000 shares of Class A Common Stock which vest over three years from the grant date. Mr. Alderfer resigned as an officer and director of the Company on September 15, 1998, and the terms of his employment agreement with respect to a change in control were effected, whereby Mr. Alderfer will receive two times his annual base salary and a target bonus.

DIRECTOR COMPENSATION

     Outside directors receive $2,500 for each meeting attended in person and $1,000 for each meeting attended telephonically. In addition, all directors are reimbursed for expenses actually incurred in connection with each meeting of the Board of Directors or any Committee thereof attended. Each director has also received grants of options under the Company's 1994 Stock Option Plan. See "- Stock Options -- Directors' Options."

STOCK OPTIONS

     In October 1994, the Board of Directors adopted, and in November 1994 the company's stockholders approved, the 1994 Stock Option Plan (the "1994 Plan"). In August 1996 the stockholders approved an amendment to the 1994 Plan which increased the number of shares authorized under the plan to 2,400,000 shares of the Company's Class A Common Stock. The 1994 Plan expires in September 2004.

                                      (26)

     In June 1997, the Company's stockholders approved the 1997 Stock Option Plan (the "1997 Plan"). Options exercisable for a total of 1,500,000 shares of the Company's Class A Common Stock are issuable under the 1997 Plan. The 1997 Plan expires in June 2007.

     Under the 1994 Plan and the 1997 Plan, employees, officers and directors of, and consultants or advisers to, the Company and any subsidiary corporations are eligible to receive incentive stock options ("incentive options") within the meaning of Section 422 of the Code and/or options that do not qualify as incentive options ("non-qualified options"). The 1994 Plan and the 1967 Plan are administered by the Board of Directors or a committee of the Board of Directors. The 1994 Plan also provides for automatic grants of options to certain directors in the manner set forth below under "-- Directors' Options."

     Options granted under the 1994 Plan and the 1997 Plan may be either incentive options or non-qualified options. Incentive options granted under the 1994 Plan and the 1997 Plan are exercisable for a period of up to 10 years from the date of grant at an exercise price which is not less than the fair market value of the Class A Common Stock on the date of the grant, except that the term of an incentive option granted under the 1994 Plan or the 1997 Plan to a stockholder owning more than 10% of the outstanding voting power may not exceed five years and its exercise price may not be less than 110% of the fair market value of the Class A Common Stock on the date of the grant. To the extent that the aggregate fair market value, as of the date of grant, of the shares for which incentive options become exercisable for the first time by an optionee during the calendar year exceeds $100,000, such options will be treated as non-qualified options to the extent that the fair market value of the optioned shares exceeds $100,000. Additionally, the aggregate number of shares of Class A Common Stock that may be subject to options granted to any person in a calendar year shall not exceed 25% of the maximum number of shares of Class A Common Stock which may be issued from time to time under the 1994 Plan. Options granted under the 1994 Plan and the 1997 Plan to officers, directors or employees of the Company may be exercised only while the optionee is employed or retained by the Company or within 90 days of the date of termination of the employment relationship or directorship, unless otherwise agreed by the Company. However, under the 1994 Plan, options that are exercisable at the time of termination by reason of death or permanent disability of the optionee may be exercised within 12 months of the date of termination of the employment relationship or directorship. Under the 1997 Plan, options that are exercisable at the time of termination by reason of death or permanent disability of the optionee may be exercised within 6 months of the date of termination of the employment relationship or directorship. Upon the exercise of an option, payment may be made by cash or by any other means that the Board of Directors or the committee determines.

     Options may be granted only to such employees, officers and directors of, and consultants and advisors to, the Company or any subsidiary of the Company as the Board of Directors or the committee shall select from time to time in its sole discretion, provided that only employees of the Company or a subsidiary of the Company shall be eligible to receive incentive options.

                                      (27)

     As of July 15, 1998, options to purchase an aggregate of 2,519,200 shares had been granted under the 1994 Plan at exercise prices ranging from $4.40 to $14.375 per share, of which 133,250 had been exercised and 479,032 had been forfeited. Accordingly, as of July 15, 1998, options to purchase 1,906,918 shares were outstanding under the 1994 Plan. As of July 15, 1998, options to purchase an aggregate of 162,500 shares had been granted under the 1997 Plan at exercise prices ranging from $0.7813 to $6.75 per share, of which none had been exercised and 74,950 had been forfeited. Accordingly, as of July 15, 1998, options to purchase 87,550 shares were outstanding under the 1997 Plan. The Company has agreed to reduce the exercise price on stock options under the Company's 1994 and 1997 Plans provided that the option holder is still employed by the Company on specified dates as described in "Executive Compensation-Option Grants in Fiscal Year." The Company has filed registration statements with the Commission covering the 2,400,000 shares of Class A Common Stock issuable upon exercise of options granted under the 1994 Plan and 1,500,000 shares of Class A Common Stock issuable upon exercise of options granted under the 1997 plan.

DIRECTORS' OPTIONS

     The provisions of the 1994 Plan provide for the automatic grant of non-qualified stock options to purchase shares of Common Stock ("Director Options") to directors of the Company who are not employees or principal stockholders of the Company ("Eligible Directors"). Eligible Directors of the Company were granted a Director Option to purchase 10,000 shares of Class A Common Stock on March 7, 1995 ("Initial Director Option"). Further, commencing on the day immediately following the date of the annual meeting of stockholders for the Company's fiscal year ending October 31, 1997, each Eligible Director, other than directors who received an Initial Director Option since the last annual meeting, will be granted a Director Option to purchase 1,000 shares of Common Stock ("Automatic Grant") on the day immediately following the date of each annual meeting of stockholders, as long as such director is a member of the Board of Directors. The exercise price for each share subject to a Director Option shall be equal to the fair market value of the Class A Common Stock on the date of grant, except for directors who receive incentive options and who own more than 10% of the voting power, in which case the exercise price shall be not less than 110% of the fair market value on the date of grant. Director options are exercisable in four equal annual installments, commencing one year from the date of grant. Director Options will expire the earlier of 10 years after the date of grant or 90 days after the termination of the director's service on the Board of Directors. The 1994 Plan and the 1997 Plan also allow grants to any director in addition to or in lieu of the foregoing automatic grants.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     In November 1996, the Company executed a Strategic Alliance Agreement, (the "Alliance Agreement") to form a strategic alliance with Hyatt Ventures, Inc. ("Hyatt"). The Alliance Agreement was terminated in November 1997 as a result of changing market conditions. Mr. John Pritzker, a former director of the Company has an indirect beneficial ownership interest in Hyatt and serves as its President. Pursuant to the Alliance Agreement, Hyatt, directly and through certain of its affiliates (collectively, the "Hyatt Group"), agreed to use its


                                      (28)
best commercial efforts to assist the Company in advancing the Company's business with respect to the Entertainment Network. In return, Hyatt was to receive warrants to purchase Class A Common Stock based on purchase commitments from airlines. No warrants were earned by Hyatt under the Alliance Agreement prior to the Agreement's termination. Under the Alliance Agreement, Hyatt also purchased 141,500 shares of the Company's Class A Common Stock in the open market for an aggregate of approximately $1,000,000. Hyatt also had the right under the Alliance Agreement to invest in joint ventures providing financing for specified projects, No joint ventures were commenced prior to the termination of the Alliance Agreement.

     Hyatt also had the right to designate two nominees to the Board of Directors of the Company. Hyatt designated John Pritzker, President of Hyatt, and Adam Aron, Chairman and Chief Executive Officer of Vail Resorts, Inc., to be its representatives on the Board of Directors. Messrs. Pritzker and Aron resigned from the Board of Directors on October 20, 1997 and November 11, 1997, respectively. Under the terms of the Alliance Agreement, these individuals received options to purchase an aggregate of 250,000 shares of Class A Common Stock under the Company's Amended and Restated 1994 Stock Option Plan.

     Following execution of the Alliance Agreement, Hyatt agreed to execute an agreement with Qantas which was necessary in order for the Company to become a preferred provider in the Qantas bid alignment process, in exchange for which Hyatt received an additional 60,000 shares of Class A Common Stock.

FORTUNET LICENSE

     In October 1994, the Company entered into an Intellectual Property License and Support Services Agreement with FortuNet, Inc. ("FortuNet"), which was amended and restated on November 7, 1996 (as amended, the "FortuNet License"). The FortuNet License grants the Company a worldwide, perpetual license to FortuNet's current and future patents, copyrights, trade secrets and related know-how covering a computerized system for use in all fields other than bingo halls. Further, this license is exclusive to the Company within the airline industry. As consideration, the Company must pay FortuNet an annual ,license fee of $100,000 in monthly installments through November 2002. The Company was previously also required to compensate FortuNet for certain development, support and maintenance services, but this obligation has been terminated effective November 7, 1996. Further, the restated version of the FortuNet License no longer prohibits the Company from engaging in any gaming activities outside of airplanes. In exchange for these amendments to the FortuNet License and certain other modifications, on November 7, 1996, the Company issued to FortuNet a warrant to purchase fifty thousand shares of Class A Common Stock at a price of $9.75 per share, which was repriced on January 6, 1997 to $8.00 per share. Under the FortuNet License, an aggregate of $100,000 was paid to FortuNet in fiscal 1997.

     Yuri Itkis, a former director and a principal stockholder of the Company, is the President and sole stockholder of FortuNet and Boris Itkis, a former director of the Company and a son of Yuri Itkis, is an employee of FortuNet. Michail Itkis, the former Chief Executive Officer and a former director of the


                                      (29)

Company, is also a son of Yuri Itkis and was an employee of FortuNet until October 1994. The FortuNet License was entered into after extensive negotiations between the parties and the Company believes that the terms of the agreement are no less favorable to the Company than could be obtained from an unaffiliated third party.

STOCKHOLDERS' AGREEMENT

     In October 1994, the Company entered into a stockholders' agreement with Yuri Itkis, Michail Itkis, Boris Itkis, Steven M. Fieldman, Donald H. Goldman and Lance Fieldman (the "Stockholders' Agreement"). In connection with the May 1996 and November 1996 resignations of Messrs. Goldman, Steven Fieldman and Lance Fieldman, and in connection with the execution of the Strategic Alliance Agreement with Hyatt, the parties to the Stockholders' Agreement entered into agreements which terminated the Stockholders' Agreement as to Messrs. Goldman, Steven Fieldman and Lance Fieldman, added Hyatt as a Stockholder under the Stockholders' Agreement, and amended certain terms of the Stockholders' Agreement. On November 10, 1997 with the termination of the Alliance Agreement with Hyatt, the Stockholders' Agreement was amended again to terminate Hyatt's rights.

     As amended, the Stockholders' Agreement provided that Michail Itkis and Yuri Itkis shall each be entitled to designate one nominee to the Company's Board of Directors. No other parties had any continuing right under the Stockholders' Agreement to nominate a director. Each stockholder who was a party to the Stockholders' Agreement agreed to vote all the shares of Common Stock owned by him for the election of the directors so nominated and not to take any action to remove any director so elected (except for the director(s) nominated by such stockholder). The Stockholders' Agreement was terminated on September 15, 1998.

EMPLOYMENT MATTERS

     The Company has employment agreements with certain of its executive officers and has granted such officers options to purchase shares of Class A Common Stock. See "Executive Compensation -- Employment and Severance Agreements." In addition, Michail Itkis's wife, Lauren Snopkowski, was previously the Secretary of the Company and an employee of the Company until April 1997. Ms. Snopkowski, who served as Director of Purchasing during fiscal 1997, received compensation in fiscal 1997 of $59,222 and severance of $115,775.

SEVERANCE AGREEMENTS

     Donald H. Goldman served as a director of the Company and was employed by the Company as President until he resigned from such positions as of May 10, 1996. Mr. Goldman left the Company voluntarily to pursue other interests. In connection with his resignation, the Company and Mr. Goldman agreed that Mr. Goldman would render such consulting, legal and other services to the Company, consistent with his experience and background and subject to his other business



                                      (30)
commitments, as may be reasonably requested by the Company's then President or Chief Executive officer during the 15 month period commencing on May 10, 1996. The Company agreed to pay Mr. Goldman at the rate of $150,000 per year during such 15 month period.

     Robert J. Aten was employed by the Company as Chief Financial Officer pursuant to an employment agreement with the Company until he was replaced in that position as of October 11, 1996. In connection with his termination, the Company and Mr. Aten agreed that Mr. Aten would render certain limited consulting and other services to the Company as may be reasonably requested by the Company. Pursuant to Mr. Aten's employment agreement, he received an aggregate severance payment of $90,390 upon his termination.

     Lance D. Fieldman was employed by the Company as Vice President of Sales pursuant to an employment agreement with the Company until he resigned from the position as of November 2, 1996. In connection with his resignation, the Company and Mr. Fieldman agreed that Mr. Fieldman would render certain limited consulting and other services to the Company, consistent with his experience and background and subject to his other business commitments, as may be reasonably requested by the Company during the one-year period commencing on November 2, 1996. The Company agreed to pay Mr. Fieldman an aggregate of $100,000 as compensation for such services and an additional $300,000 as settlement of certain commissions claimed to be owed to him. Mr. Fieldman has further agreed that he will vote his stock on all matters in proportion to the vote of the Company's other stockholders.

     Steven M. Fieldman served as a director of the Company and was employed by the Company as Vice President of Business Development pursuant to an agreement with the Company until he resigned from the position as of November 2, 1996. In connection with his resignation, the Company and Mr. Fieldman agreed that Mr. Fieldman will render certain limited consulting and other services to the Company, consistent with his experience and background and subject to his other business commitments, as may be reasonably requested by the Company during the period ending October 27, 1999. Mr. Fieldman will receive a fee of $55,000 per year for such services. In addition, the Company has agreed that, notwithstanding Mr. Fieldman's resignation, all of his outstanding employee or director stock options will continue to vest and be exercisable in accordance with their respective terms, except that vesting of 300,000 options granted August 27, 1996 will be partially accelerated. Mr. Fieldman has further agreed that he will vote his stock on all matters in proportion to the vote of the Company's other stockholders.

CONSULTING AND ADVISORY AGREEMENTS

     The Company had consulting arrangements with former director Howard J. Tytel pursuant to which he received fees of $100,000 for the fiscal year ended October 31, 1996 and $50,000 for the fiscal year ended October 31, 1995. Mr. Tytel's services to the Company included assistance in negotiating various employment agreements, the original FortuNet License, the original Stockholders' Agreement and certain financing arrangements for the Company, as well as


                                      (31)
consulting on various business and financial matters. The Company has no current consulting arrangements with Mr. Tytel.

     Concurrently with the 1994 execution of the FortuNet License, the Company entered into a Consulting Agreement with Yuri Itkis, which provided for an annual consulting fee of $100,000 and the grant of stock options to purchase 40,000 shares of Class A Common Stock at an exercise price of $4.40 per share. Under this consulting agreement, Mr. Itkis received an aggregate of $100,000 in fiscal 1996. This consulting agreement was terminated effective November 7, 1996.

     On April 8, 1996, the Company entered into a consulting agreement (the "Haig Consulting Agreement") with General Alexander M. Haig, Jr. and Worldwide Associates, Inc., a corporation controlled by General Haig. The Haig Consulting Agreement was terminated on October 11, 1997 concurrent with General Haig's resignation from the Board of Directors. Pursuant to the Haig Consulting Agreement, General Haig was to provide strategic advisory services to advance the Company's interests worldwide. In consideration of such services, during the three-year term of the Haig Consulting Agreement the Company was to pay an aggregate of $50,000 annually and a fee of one percent (1%) of gross revenues received by the Company from customers obtained through the significant advice or assistance provided by General Haig. Under the Haig Consulting Agreement, General Haig received options to acquire an aggregate of 100,000 shares of Class A Common Stock vesting over a three-year period. Worldwide Associates, Inc. received an aggregate of $56,063 and $41,667 during fiscal 1997 and fiscal 1996, respectively.

     By letter agreement dated May 28, 1996, the Company entered into a financial advisory agreement with Houlihan Lokey Howard & Zukin Capital ("Houlihan Lokey"), pursuant to which Houlihan Lokey provided certain advice and assistance regarding its strategic posture and alternatives and as to various financing alternatives. The Company in turn agreed to pay Houlihan Lokey a one-time retainer fee of $50,000 and a monthly fee thereafter of $20,000. The Company also agreed to pay Houlihan Lokey a percentage of capital raised in certain transactions and, pursuant to this provision, the Company paid Houlihan Lokey $699,377 for its services in connection with the Company's November 1996 Class B Warrant exercise offer. In addition, as compensation for its services in negotiating the above-described transactions with Hyatt, Houlihan Lokey received a warrant to purchase one hundred fifty thousand shares of Class A Common Stock at an exercise price of $9.75 per share, which was repriced on January 6, 1997 to $8.00 per share. By letter dated February 25, 1997, the Company's agreement with Houlihan Lokey was modified to eliminate the monthly retainer fee as well as Houlihan Lokey's right to receive a percentage of any capital raised by the Company, although the Company and Houlihan Lokey may agree from time to time, on a project-by-project basis, for Houlihan Lokey to provide additional services for fees to be agreed upon at that time. Mr. James H. Zukin, a former director of the Company, is a Managing Director of Houlihan Lokey and a member of its Board of Directors.

     On September 15, 1998, the Company entered into consulting agreements with Messrs. Michail Itkis, Thomas M. Metzler and John W. Alderfer in connection with the Company's agreements with Swissair. In consideration for such services, the


                                      (32)

Company has agreed to pay Mr. Itkis $200,000 through September 15, 1999, Mr. Meltzer $300,000 through June 15, 1999 and Mr. Alderfer $235,000 through March 15, 1999.

                          SECURITY OWNERSHIP OF CERTAIN
                        BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets forth certain information as of July 31, 1998 regarding the ownership of Class A Common Stock and Class B Common Stock by (i) each person known by the Company to own beneficially more than five percent of any class of outstanding Common Stock, (ii) each director of the Company, (iii) each Named Executive and (iv) all then current executive officers and directors of the Company as a group.


                                             CLASS B                        CLASS A             PERCENT
                 NAME AND                COMMON STOCK(2)                  COMMON STOCK         OF TOTAL(3)
                ADDRESS OF           ----------------------          ----------------------    -----------
                BENEFICIAL             NUMBER      PERCENT             NUMBER      PERCENT        VOTING
                 OWNER(1)            OF SHARES     OF CLASS          OF SHARES     OF CLASS       POWER
                ----------           ---------     --------          ---------     --------       ------
           Irwin L. Gross
           1811 Chestnut Street      2,231,111       59.8%             52,000         *            8.3%
           Philadelphia, PA 19103

           Charles T. Condy             ---           ---               ---          ---            ---
           Stephen Schachman            ---           ---               ---          ---            ---
           M. Moshe Porat               ---           ---               ---          ---            ---
           James W. Fox                 ---           ---               ---          ---            ---


-------------

*    Less than 1%.

(1) Unless otherwise noted, all persons named in the table have sole voting and investment power with respect to all shares of Common Stock beneficially owned by them, subject to the Proxy Agreement between Ocean Partners, Yuri Itkis, Donald H. Goldman and Boris Itkis and are subject to the Stock Escrow Agreement. Ocean Partners only has voting power with respect to the shares of Common Stock subject to the Proxy Agreement; it does not have investment power with respect to such shares.

(2) Shares of Class B Common Stock convert on a share-for-share basis into shares of Class A Common Stock automatically upon their transfer to any person other than another holder of Class B Common Stock. Of the 3,733,334 shares of Class B Common Stock outstanding, 3,200,000 shares are held in escrow (the "Stock Escrow Agreement") and will be released to the holders only if the Company meets certain earnings or market price criteria. If the conditions are not met by January 31, 1999, such shares will be canceled and contributed to the Company's capital. Of the escrow shares, 1,250,000 shares will be released from escrow, on a pro rata basis if, and only if, the Company's pretax income amounts to at least $10,100,000 for fiscal 1998 or the closing bid price of the Company's Class A Common Stock is in excess of $20.00 for a 30-day period in the 18-month period subsequent to 18 months after the Company's public offering. The remaining 1,950,000 escrow shares will be released from escrow if, and only if, the Company's pretax income amounts to at least $14,500,000 for fiscal 1998 or the closing bid price of the Company's Class A Common Stock is in excess of $28.00 for a 30-day period in the 18-month period subsequent to 18 months after the Company's public offering. If none of the Class B shares are released from escrow, the voting rights in the Company would be significantly changed. On September 25, 1998, the Superior Court of the State of Arizona, Maricopa County, ruled that the shares of Class B Common Stock subject to the Proxy Agreement had automatically converted into Class A Common Stock and therefore no longer have a six-to-one vote. See "Litigation."

(3) Based on 3,733,334 shares of Class B Common Stock outstanding, 16,082,637 shares of Class A Common Stock outstanding, except that shares underlying options and warrants to purchase Class A Common Stock exercisable within sixty (60) days are deemed to be outstanding for purposes of calculating the percentage owned by the holder(s) of such options and warrants.

                                      (33)

        The persons (other than the new Directors) who beneficially own more than five percent (5%) of the outstanding Common Stock are as follows:



                                             CLASS B                        CLASS A             PERCENT
                 NAME AND                COMMON STOCK(2)                  COMMON STOCK         OF TOTAL(3)
                ADDRESS OF           ----------------------          ----------------------    -----------
                BENEFICIAL             NUMBER      PERCENT             NUMBER      PERCENT        VOTING
                 OWNER(1)            OF SHARES     OF CLASS          OF SHARES     OF CLASS       POWER
                ----------           ---------     --------          ---------     --------       ------
           Michail Itkis             888,889(4)      23.8%           541,575(4)(5)    3.4%        21.4%

           Steven M. Fieldman        453,333(6)(7)   12.1%           355,000(5)(6)(7) 2.2%        11.2%(7)


        The following table sets forth the beneficial ownership of the Common Stock, as of July 31, 1998, held by each of the then directors and executive officers and those directors and executive officers as a group.


                                             CLASS B                        CLASS A             PERCENT
                 NAME AND                COMMON STOCK(2)                  COMMON STOCK         OF TOTAL(3)
                ADDRESS OF           ----------------------          ----------------------    -----------
                BENEFICIAL             NUMBER      PERCENT             NUMBER      PERCENT        VOTING
                 OWNER(1)            OF SHARES     OF CLASS          OF SHARES     OF CLASS       POWER
                ----------           ---------     --------          ---------     --------       ------
         Michail Itkis               888,889(4)      23.8%           541,575(4)(5)    3.4%         21.4%

         Thomas M. Meltzer              ---          ---             236,191(5)       1.5%          *

         John W. Alderfer               ---          ---             104,963(5)        *            *

         Frank Gomer                    ---          ---              14,500(5)        *            *

         All then current
         executive officers and
         directors of the
         Company as a group (4
         persons)                    888,889         23.8%           897,229(5)       5.6%         22.3%

-------------

*    Less than 1%.

(1) Except as otherwise indicated below, the address of each beneficial owner is c/o Interactive Flight Technologies, Inc., 4041 N. Central Avenue, Phoenix, Arizona 85012. Based on the most recent public information about the Company, Steven M. Fieldman's address is 700 Manhattan Avenue, Manhattan Beach, California 90266, (ii) Donald H. Goldman's address is 331
     W. Broadway, Long Beach, New York 11561, (iii) Yuri Itkis's address is 2620
     S. Highland Dr., Las Vegas, Nevada 89109, and (iv) Boris Itkis's address is 2620 S. Highland Dr., Las Vegas, Nevada 89109. Unless otherwise noted, all persons named in the table have sole voting and investment power with respect to all shares of Common Stock beneficially owned by them.

(2) Shares of Class B Common Stock convert on a share-for-share basis into shares of Class A Common Stock automatically upon their transfer to any person other than another holder of Class B Common Stock. Of the 3,733,334 shares of Class B Common Stock outstanding, 3,200,000 shares are held in escrow and will be released to the holders only if the Company meets certain earnings or market price criteria. If the conditions are not met by January 31, 1999, such shares will be canceled and contributed to the


                                      (34)

Company's capital. Of the escrow shares, 1,250,000 shares will be released from escrow, on a pro rata basis if, and only if, the Company's pretax income amounts to at least $10,100,000 for fiscal 1998 or the closing bid price of the Company's Class A common stock is in excess of $20.00 for a 3-day period in the 18-month period subsequent to 18 months after the Company's public offering. The remaining 1,950,000 escrow shares will be released from escrow if, and only if, the Company's pretax income amounts to at least $14,500,000 for fiscal 1998 or the closing bid price of the Company's Class A Common Stock is in excess of $28.00 for a 30-day period in the 18-month period subsequent to 18 months after the Company's public offering. If none of the Class B shares are released from escrow, the voting rights in the Company would be significantly changed. On September 25, 1998, the Superior Court of the State of Arizona, Maricopa County, ruled that the shares of Class B Common Stock subject to the Proxy Agreement had automatically converted into Class A Common Stock and therefore no longer have a six-to-one vote. See "Litigation".

(3) Based on 3,733,334 shares of Class B Common Stock outstanding and 16,082,637 shares of Class A Common Stock outstanding, except that shares underlying options and warrants to purchase Class A Common Stock exercisable within 60 days are deemed to be outstanding for purposes of calculating the percentage owned by the holder(s) of such options and warrants.

(4) Excludes shares owned by Yuri Itkis and Boris Itkis, Michail Itkis' father and brother, respectively, as to which shares Michail Itkis disclaims beneficial ownership.

(5) Includes shares issuable upon exercise of options exercisable within 60 days as follows: Michail Itkis -- 390,000 shares; Yuri Itkis -- 90,000 shares; Donald H. Goldman -- 25,000 shares; Steven M. Fieldman -- 355,000 shares; Thomas M. Metzler -- 166,667 shares; John W. Alderfer - 58,333 shares; Frank Gomer - 14,500 shares; and all then executive officers and directors of the Company as a group - 629,500.

(6) Excludes shares owned by Lance Fieldman, Steven Fieldman's son, as to which shares Steven Fieldman disclaims beneficial ownership.

(7) Steven Fieldman has agreed to vote all shares on all matters in proportion to the vote of the Company's other stockholders. Steven Fieldman and Lance Fieldman have entered into an agreement on August 11, 1998, with Irwin L. Gross, whereby they both agreed to continue to vote all shares on all matters in proportion to the vote of the Company's other stockholders.

      COMPLIANCE WITH SECTION 16(a) OF THE SECURITIES EXCHANGE ACT OF 1934

     The securities and Exchange Commission (the "Commission") has comprehensive rules relating to the reporting of securities transactions by directors, officers and stockholders who beneficially own more than 10% of the Company's Class A Common Stock (collectively, the "Reporting Persons"). These rules are complex and difficult to interpret. Based solely on a review of Section 16 reports received by the Company from Reporting Persons, the Company believes that no Reporting Person has failed to file a Section 16 report on a timely basis during the most recent fiscal year except that the Company believes Mr. Zukin will be filing a late Form 5 with respect to two transactions.

                           1999 STOCKHOLDER PROPOSALS

     In order for stockholder proposals for the 1999 Annual Meeting of Stockholders to be eligible for inclusion in the Company's 1999 Proxy Statement, they must be received by the Company at its principal executive offices, (Attn:
Secretary), on or prior to ____________, 1999. Proposals submitted outside the processes of Rule 14a-8 under the Securities Exchange Act of 1934 will be considered untimely if not submitted prior to _______________. The Board of Directors will review any stockholder proposals that are filed as required and will determine


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

whether such proposals meet applicable criteria for inclusion in the Company's 1999 Proxy Statement for the Annual Meeting.

                                  OTHER MATTERS

     The Board of Directors does not know of any other matters that are to be presented for consideration at the Annual Meeting. Should any other matters properly come before the Annual Meeting, it is the intention of the persons named in the accompanying proxy to vote such proxy on behalf of the stockholders they represent in accordance with their best judgment.

                             SOLICITATION OF PROXIES

     The cost of this solicitation of proxies will be borne by the Company. Directors, officers and regular employees of the Company may solicit proxies in person, by telephone, by mail or by other means of communication, but such persons will not be specially compensated for such services. In addition, the Company has retained MacKenzie Partners, Inc., to assist in the solicitation of proxies, to which it will pay a fee of at least $___________ and has agreed to reimburse it for its reasonable expenses. The Company has additionally agreed to indemnify MacKenzie Partners, Inc. under certain circumstances. The Company will reimburse American Stock Transfer & Trust Company for forwarding proxy materials to beneficial owners and serving as inspectors of election. The total estimated cost for this solicitation of proxies is $50,000.

     THE COMPANY SHALL PROVIDE TO ANY STOCKHOLDER, WITHOUT CHARGE, A COPY OF THE COMPANY'S ANNUAL REPORT ON FORM 10-KSB FOR THE FISCAL YEAR ENDED OCTOBER 31, 1997, UPON THE WRITTEN REQUEST THEREFOR TO INTERACTIVE FLIGHT TECHNOLOGIES, INC., 4041 N. CENTRAL AVENUE, SUITE 2000, PHOENIX, AZ 85012, ATTENTION: DAVID N. SHEVRIN, SECRETARY.


                             /s/ IRWIN L. GROSS
                             --------------------------------
                             Irwin L. Gross Chairman of the Board and Chief Executive Officer

October __, 1998

                                      PROXY
                      INTERACTIVE FLIGHT TECHNOLOGIES, INC.
                  SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints Irwin L. Gross and Charles T. Condy (with full power to act without the other and with power to appoint his substitute) as the undersigned's proxies to vote all shares of Common Stock of the undersigned in INTERACTIVE FLIGHT TECHNOLOGIES, INC., a Delaware corporation (the "Company"), which the undersigned would be entitled to vote at the Annual Meeting of Stockholders of the Company to be held at the Metropolitan Club, located at One


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


East 60th Street, New York, New York, on October 22, 1998, at 10:00 a.m., local time, and at any and all adjournments or postponements thereof, in the manner indicated below and on the reverse side hereof.

The undersigned hereby acknowledges receipt of the Notice of Annual Meeting of Stockholders to be held on October 22, 1998 and the Proxy Statement of the Company, each dated October __, 1998, and the Company's Annual Report for the fiscal year ended October 31, 1997.

The undersigned hereby revokes any proxy to vote shares of Class A Common Stock and/or Class B Common Stock of the Company heretofore given by the undersigned.

Please complete, sign on the reverse side and return promptly in the enclosed envelope.

THE SHARES OF CLASS A COMMON STOCK AND/OR CLASS B COMMON STOCK REPRESENTED BY THIS PROXY WILL BE VOTED IN ACCORDANCE WITH THE INSTRUCTIONS SET FORTH BELOW AND ON THE REVERSE SIDE HEREOF. IN THE ABSENCE OF ANY INSTRUCTIONS, SUCH SHARES WILL BE VOTED "FOR" THE ELECTION OF ALL NOMINEES LISTED IN PROPOSAL 1 AND "FOR" THE APPROVAL OF PROPOSALS 2, 3 AND 4.

1.      ELECTION OF DIRECTORS

        [   ]  FOR all nominees listed below (except as marked to the
               contrary below)

        [   ]  WITHHOLD AUTHORITY to vote for all nominees listed below:

     (INSTRUCTION: To withhold authority to vote for any individual nominee, write that nominee's name on the space provided below.)

--------------------------------------------------------------------------------

     Nominees: Irwin L. Gross, Class 3; Charles T. Condy, Class 3; Stephen
               Schachman, Class 2; M. Moshe Porat, Class 1; James W. Fox,
               Class 1.

2. Proposal to amend the Company's Amended and Restated Certificate of Incorporation to divide the Board of Directors into three classes, as described more fully in the Proxy Statement accompanying this Proxy.

        [   ]   FOR            [   ]  AGAINST                [   ]  ABSTAIN

3. Proposal to amend the Company's Amended and Restated Certificate of Incorporation so as to effect a one-for-two reverse stock split of the Company's outstanding shares of Class A and Class B Common Stock, as described more fully in the Proxy Statement accompanying this Proxy.

        [   ]   FOR            [   ]  AGAINST                [   ]  ABSTAIN

4. Proposal to approve the Board of Directors' appointment of KPMG Peat Marwick LLP, certified public accountants, as independent auditors of the Company for the fiscal year ending October 31, 1998.


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

        [   ]   FOR            [   ]  AGAINST                [   ]  ABSTAIN

5. In their discretion such other business as may properly come before the meeting and any and all adjournments thereof.

                                             Dated
                                                   -----------------------------


                                             -----------------------------------
                                                         Signature

                                             -----------------------------------
                                                 Signatures, if held jointly

                                             -----------------------------------
                                                    Title (if applicable)


                                             Please date and sign exactly as
                                             name appears on this proxy card,
                                             and promptly return in the enclosed
                                             envelope. When signing as guardian,
                                             executor, administrator, attorney,
                                             trustee, custodian, or in any other
                                             similar capacity, please give full
                                             title. If a corporation, sign in
                                             full corporate name by president or
                                             other authorized officer, giving
                                             title, and affix corporate seal. If
                                             a partnership, sign in partnership
                                             name by authorized person. In the
                                             case of joint ownership, each joint
                                             owner must sign.


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